SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported) JUNE 8, 2000

                          LIGHTTOUCH VEIN & LASER, INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                      0-29301                 87-0575118
(State or other jurisdiction of      (Commission             (IRS Employer
        incorporation)               File Number)           Identification No.)


                  10663 MONTGOMERY ROAD, CINCINNATI, OHIO 45242
               (Address of principal executive offices) (Zip Code)

                                 (513) 891-8346
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)










Exhibit index on consecutive page 3

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 8, 2000, the registrant consummated the acquisition of Bluegrass Dermatology and Skin Surgery Center, P.S.C. and Center for Weight Control, PSC, pursuant to the terms of an Agreement of Merger. Effective July 1, 2000, these businesses will be merged into LightTouch Vein & Laser of Lexington, Inc. (LightTouch-Lexington), a Kentucky corporation formed for the purpose of effecting the acquisition. LightTouch-Lexington is a wholly-owned subsidiary of the registrant, LightTouch Vein & Laser, Inc., a Nevada corporation.

         The registrant is issuing 1,000,000 shares of its common stock to the owners of the businesses, Dr. John L. Buker and his wife. In addition, LightTouch-Lexington issued a promissory note to Dr. John L. Buker and his wife in the amount of $1,000,000. The note is secured by a security interest in all of the assets of LightTouch-Lexington and by a leasehold mortgage. Liabilities were also assumed by LightTouch-Lexington. The note and the assumed liabilities are expected to be paid from cash flow generated by the operations of LightTouch-Lexington.

         Dr. John L. Buker will be responsible for the professional medical services rendered at the LightTouch-Lexington center pursuant to the terms of a Medical Director and Administrative Services Agreement.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not Applicable.

ITEM 5.  OTHER EVENTS

         Not Applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired:  Filed herewith

         (b)      Pro forma financial information:  Filed herewith

         (c)      Exhibits


REGULATION                                                          CONSECUTIVE
S-K NUMBER                         DOCUMENT                            NUMBER

   2.1          Agreement of Merger dated June 8, 2000*                 N/A

  10.1          Promissory Note dated June 8, 2000*                     N/A

  10.2          Leasehold Mortgage and Security Agreement
                dated June 8, 2000*                                     N/A

  10.3          Security Agreement dated June 8, 2000*                  N/A

  10.4          Medical Director and Administrative Services            N/A
                Agreement dated June 8, 2000*

*Filed Previously

ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LIGHTTOUCH VEIN & LASER, INC.


August 22, 2000                        By:/s/GREGORY F. MARTINI
                                          --------------------------------------
                                          Gregory F. Martini, President

                          BLUEGRASS DERMATOLOGY & SKIN
                       SURGERY CENTER, PSC AND AFFILIATE

                         Combined Financial Statements

                               December 31, 1999

                       With Independent Auditors' Report

                          BLUEGRASS DERMATOLOGY & SKIN
                        SURGERY CENTER, PSC & AFFILIATE

                               TABLE OF CONTENTS

                                                               PAGE

Independent Auditors' Report                                     7

Combined Financial Statements:

        Balance Sheet                                        8 - 9

        Statement of Operations and Retained Deficit            10

        Statement of Cash Flows                                 11

        Notes to Financial Statements                        12 - 15

                          INDEPENDENT AUDITORS' REPORT


Stockholders of
Bluegrass Dermatology & Skin Surgery Center, PSC & Affiliate:

We have audited the accompanying combined balance sheet of Bluegrass Dermatology & Skin Surgery Center, PSC (an S-Corporation) and Affiliate as of December 31, 1999 and the related combined statements of operations and retained deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Bluegrass Dermatology & Skin Surgery Center, PSC and Affiliate as of December 31, 1999 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/CLARK, SCHAEFER, HACKETT & CO.

Cincinnati, Ohio
July 21, 2000

                          BLUEGRASS DERMATOLOGY & SKIN
                        SURGERY CENTER, PSC AND AFFILIATE

                             Combined Balance Sheet

                               December 31, 1999

                                     ASSETS

Current assets:
  Cash                                                            $  50,431
    Accounts receivable - trade, less allowance
      for doubtful accounts and insurance
      adjustments of $60,000                                         89,423
    Notes receivable -stockholder                                   106,239
                                                                  ----------
                                                                    246,093
                                                                  ----------
Property and equipment:
  Leasehold improvements                                             71,190
  Medical equipment                                                 156,003
  Office furniture and equipment                                    208,750
                                                                  ----------
                                                                    435,943
    Less accumulated depreciation                                  (256,908)
                                                                  ----------
                                                                    179,035
                                                                  ----------
Other assets:
  Deposits                                                            4,812
  Other                                                                 312
                                                                  ----------
                                                                      5,124
                                                                  ----------
                                                                  $ 430,252
                                                                  ==========



See accompanying notes to financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
  Current portion of long-term debt                               $  49,313
  Current portion of capital lease obligation                         5,525
  Accounts payable - trade                                           27,500
  Accrued expenses                                                   13,155
                                                                  ----------
                                                                     95,493
                                                                  ----------
Long-term liabilities:
  Long-term debt, less current maturities                           414,032
  Capital lease obligation, less current maturities                  26,514
                                                                  ----------
                                                                    440,546

Commitments and contingencies

Stockholders' equity:
  Common stock, no par value, 2,000 shares
     authorized, 100 shares issued and outstanding                      -
  Retained earnings                                                (105,787)
                                                                  ----------
                                                                   (105,787)
                                                                  ----------


                                                                  $ 430,252
                                                                  ==========


See accompanying notes to financial statements.

                          BLUEGRASS DERMATOLOGY & SKIN
                       SURGERY CENTER, PSC AND AFFILIATE

             Combined Statement of Operations and Retained Deficit

                          Year Ended December 31, 1999

Net sales:
  Dermatology and surgery services                                $ 740,498
  Weight control services                                           109,013
                                                                  ----------
                                                                    849,511
                                                                  ----------

Operating expenses                                                  561,343

General and administrative                                          291,846
                                                                  ----------
  Loss from operations                                               (3,678)

Other income (expense):
  Interest expense                                                  (41,068)
  Interest income                                                     8,046
                                                                  ----------
                                                                    (33,022)
                                                                  ----------
    Net loss                                                        (36,700)

Retained deficit - beginning of year                                (69,087)
                                                                  ----------
Retained deficit - end of year                                    $(105,787)
                                                                  ==========



See accompanying notes to financial statements.

                          BLUEGRASS DERMATOLOGY & SKIN
                       SURGERY CENTER, PSC AND AFFILIATE

                        Combined Statement of Cash Flows

                          Year Ended December 31, 1999

Cash flows from operating activities:
  Net loss                                                        $ (36,700)
  Depreciation                                                       96,372
  Amortization                                                          179
  Provision for doubtful accounts
    and insurance adjustments                                       (30,000)
  Effect of change in operating assets and liabilities:
    Accounts receivable                                              70,809
    Other assets                                                      2,357
    Accounts payable and accrued expenses                            (6,040)
                                                                  ----------
      Net cash provided by operating activities                      96,977
                                                                  ----------
Cash flows from investing activities:
  Capital expenditures                                              (33,626)
  Increase in notes receivable - stockholder                        (14,500)
                                                                  ----------
    Net cash used by investing activities                           (48,126)
                                                                  ----------
Cash flows from financing activities:
  Payments of long-term debt                                        (36,535)
  Payments of capital lease obligations                              (2,491)
                                                                  ----------
    Net cash used by financing activities                           (39,026)
                                                                  ----------
Net increase in cash                                                  9,825

Cash - beginning of period                                           40,606
                                                                  ----------
Cash - end of period                                              $  50,431
                                                                  ==========
Supplemental disclosure of non-cash activities:
  Cash paid during the period for:
    Interest                                                      $     -
                                                                  ==========
  Assets acquired under capital lease                             $  34,530
                                                                  ==========








See accompanying notes to financial statements.

                          BLUEGRASS DERMATOLOGY & SKIN
                       SURGERY CENTER, PSC AND AFFILIATE

                     Notes to Combined Financial Statements

1.   Summary of Significant Accounting Policies

     The following principles and practices of the Company are set forth to facilitate the understanding of data presented in the combined financial statements.

          DESCRIPTION OF BUSINESS

          The combined financial statements of the Company include the accounts of Bluegrass Dermatology & Skin Surgery Center, Inc. (Bluegrass) and Center for Weight Control PSC (Center). Bluegrass is an S-Corporation whose principal business is the performance of aesthetic cosmetic laser and dermatology services in the Greater Lexington, Kentucky area. Center provides weight control services in the same geographic area.

          PRINCIPLES OF COMBINATION

          The combined financial statements include the financial statements of Bluegrass Dermatology & Skin Surgery Center, PSC and Center for Weight Control, PSC, which are related through common ownership.

          All significant intercompany accounts and transactions have been eliminated.

          ACCOUNTS RECEIVABLE

          The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited. An allowance for doubtful accounts and insurance adjustments has been established at December 31, 1999. There are no concentrations of credit risk at December 31, 1999.

          PROPERTY AND DEPRECIATION

          Property  and  equipment  is  recorded at cost.  Depreciation  is provided in amounts sufficient to allocate the cost of depreciable assets to operations over their estimated service lives, primarily 5-7 years, using accelerated methods.

          REVENUES

          Revenues for cosmetic surgery procedures are recognized when the services are performed.

          INCOME TAXES

          Bluegrass Dermatology, with the consent of its stockholder, elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the stockholders of an S Corporation are taxed on the Company's taxable income. Accordingly, no provision or liability for income taxes has been included in these financial statements.

          Center for Weight Control has net operating losses of $18,000 available to offset future taxable income that begin to expire in 2011. The tax effect of the loss carryovers is offset by a deferred tax valuation allowance.

          USE OF ESTIMATES

          The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   Notes Receivable - Stockholder's:

     At December 31, 1999, the Company had notes receivable from stockholder's totaling $106,239. These notes are due upon demand and bear interest at prime.

3.   Long-Term Debt:

     Long-term debt consists of the following at December 31:

     Note payable, stockholder, in monthly
     installments of $4,414, including interest at
     prime (8.5% at December 31, 1999), due and
     payable in full at maturity February 28,
     2004. The Company is the guarantor of a note
     with identical terms payable by a stockholder
     to PNC Bank.                                                 $ 352,118

     Note payable, stockholder, in monthly
     installments of $590, including interest at
     7.75%, through maturity December 18, 2001.
     The Company is the guarantor of a note with
     identical terms payable by a stockholder to
     PNC Bank.                                                       12,944



                                       13

     Note payable, PNC Bank, in monthly
     installments of $2,223, including interest at
     prime (8.5% at December 31, 1999), due and
     payable in full at maturity February 26,
     2004. Guaranteed by a stockholder of the
     Company.                                                        98,283
                                                                  ----------
                                                                    463,345
     Less current portion                                            49,313
                                                                  ----------
                                                                  $ 414,032
                                                                  ==========

     Scheduled principal repayments for the years ending December 31 are as follows:

        2000    $ 49,313
        2001      53,453
        2002      50,948
        2003      55,452
        2004     254,179
                --------
                $463,345
                ========

4.   COMMITMENTS AND CONTINGENCIES:

          OPERATING LEASES

          The Company leases certain equipment and its office facility under noncancelable operating leases. Estimated future minimum lease payments as of December 31, 1999 are as follows:

        2000    $ 79,875
        2001      79,875
        2002      79,875
        2003      16,904
        2004      15,060
                --------
                $271,589
                ========

          In the regular course of business, the Company enters into agreements whereby it leases equipment under month-to-month leases or of similar short duration.

          Approximately $175,000 of the total commitment as of December 31, 1999 is for the lease of real property.

          The office facility lease, which expires in December 2002, contains two renewal terms of three years each. Renewal rental rates are based upon the prevailing market rental rates at time of renewal.

          Lease  expense  charged  against   operations  was  approximately
          $79,000 in 1999.

          CAPITAL LEASE OBLIGATION

          The Company leases certain equipment under an agreement accounted for as a capital lease. At December 31, 1999, property and equipment included capital lease equipment with a cost of $34,530 and accumulated depreciation of $6,906. Future minimum lease payments due after one year are as follows at December 31, 1999:

                  2000                                         $ 8,868
                  2001                                           8,868
                  2002                                           8,868
                  2003                                           8,868
                  2004                                           5,912
                                                               -------
                                                                41,384
                  Less amounts representing interest             9,345
                                                               -------
                                                               $32,039
                  Current portion                                5,525
                                                               -------
                  Long-term portion                            $26,514
                                                               =======

          LEGAL PROCEEDINGS

          From time to time, the company becomes involved in various claims and lawsuits that are incidental to its business. In the opinion of the Company's management, there are no material legal proceedings pending against the Company at December 31, 1999.

5.   RETIREMENT PLAN:

     The Company maintains a SIMPLE IRA retirement plan covering substantially all employees who meet certain age and eligibility requirements. Company contributions are discretionary. Company contributions charged against operations were $10,289 in 1999.

6.   SALE OF BUSINESS:

     In June 2000, the stockholders of the Company and its Affiliate agreed to sell substantially all of the assets of the entities to LightTouch Vein & Laser in exchange for a note receivable, shares of common stock, and the assumption of certain liabilities.

                   PRO FORMA COMBINED CONDENSED FINANCIAL DATA


The accompanying unaudited pro forma combined balance sheet as of June 30, 2000 and the pro forma statements of operations of the Company for the year ended December 31, 1999 and six-month period ended June 30, 2000 have been prepared to illustrate the estimated effect of the Charleston and Bluegrass transactions. The unaudited pro forma financial statements do not reflect any anticipated cost savings from the Charleston or Bluegrass transactions, or any synergies that are anticipated to result from the Charleston or Bluegrass transactions, and there can be no assurance that any such cost savings or synergies will occur.

The unaudited pro forma balance sheet gives pro forma effect to the Charleston and Bluegrass transactions as if they had occurred on June 30, 2000. The unaudited pro forma statement of operations gives effect to the Charleston and Bluegrass transactions as if they had occurred on January 1, 1999. The unaudited pro forma financial statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma financial statements should be read in conjunction with the separate historical financial statements of LightTouch Vein & Laser and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere.

The preliminary allocations of the purchase price have been made to major categories of assets and liabilities in the accompanying unaudited pro forma financial statements based on available information. The actual allocation of the purchase price and the resulting effect on income may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the unaudited pro forma financial statements are subject to change, and the final amounts may differ substantially.

                          LIGHTTOUCH VEIN & LASER, INC.

                   Unaudited Pro Forma Combined Balance Sheets

                                 June 30, 2000

                                                     ASSETS

                                                          LightTouch      LightTouch
                                           LightTouch    Vein & Laser        Vein
                                              Vein          of South       & Laser of                    Pro Forma      Pro Forma
                                          & Laser, Inc.  Carolina, Inc.  Lexington, Inc.  Eliminations  Adjustments      Combined
                                          -------------  --------------  ---------------  ------------  ------------    -----------
Current assets:
  Cash                                    $   114,647    $     3,947      $       687     $       -     $       -      $    119,281
  Accounts receivable - trade                  29,845          1,453          109,423          (2,100)          -           138,621
  Accounts receivable - other                     -           83,910              -               -             -            83,910
  Notes receivable - officers                     -              -            122,239             -        (122,239)(a)         -
  Prepaid expenses                             13,885            -                -               -              -           13,885
                                          ------------   ------------     ------------    ------------  ------------   ------------
    Total current assets                      158,377         89,310          232,349          (2,100)     (122,239)        355,697

Property and equipment - net                  185,494        388,428          168,805             -          72,847 (a)     815,574

Other assets:
  Intangible assets - net                      17,350        215,861              -               -       3,660,004 (a)   3,893,215
  Deposits and other                            6,387          9,656            5,035             -             -            21,078
                                          ------------   ------------     ------------    ------------  ------------   ------------
                                               23,737        225,517            5,035             -       3,660,004       3,914,293
                                          ------------   ------------     ------------    ------------  ------------   ------------
                                          $   367,608    $   703,255      $   406,189     $    (2,100)  $ 3,610,612    $  5,085,564
                                          ============   ============     ============    ============  ============   ============


                                         LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                        $   126,640    $   101,829      $    27,500     $       -     $       -      $    255,969
  Other current liabilities                    37,744         23,103           12,977          (2,000)          -            71,824
  Deferred compensation                       575,000            -                -               -             -           575,000
  Current portion of long-term debt               -              -             49,313             -             -            49,313
  Capital lease obligation - current
    portion                                    31,745          2,000            5,525             -             -            39,270
                                          ------------   ------------     ------------    ------------  ------------   ------------
    Total current liabilities                 771,129        126,932           95,315          (2,000)          -           991,376
                                          ------------   ------------     ------------    ------------  ------------   ------------
Long-term liabilities:
  Long-term debt                                  -          590,747          391,219             -         506,437 (b)   1,488,403
  Capital lease obligation, less
    current portion                            57,944         15,752           23,830             -             -            97,526
                                          ------------   ------------     ------------    ------------  ------------   ------------
    Total long-term liabilities                57,944        606,499          415,049             -         506,437       1,585,929
                                          ------------   ------------     ------------    ------------  ------------   ------------
Shareholders' equity (deficit):
  Common stock, $.001 par value,
    100,000,000, share authorized;
    7,500,000 shares issued and
    outstanding                                 7,551            100              -              (100)        1,000 (b)       8,551
  Preferred stock, $.001 par value,
    25,000,000 shares authorized;
    13,940,017 shares issued and
    no shares issued or outstanding               -              -                -               -             -               -
  Additional paid-in capital                1,127,449            -                -               -       2,999,000 (b)   4,126,449
  Note receivable exchanged for
    common stock                              (92,966)           -                -               -             -           (92,966)
  Accumulated deficit                      (1,503,499)       (30,276)        (104,175)            -         104,175 (c)  (1,533,775)
                                          ------------   ------------     ------------    ------------  ------------   ------------
                                             (461,465)       (30,176)        (104,175)           (100)    3,104,175       2,508,259
                                          ------------   ------------     ------------    ------------  ------------   ------------
                                          $   367,608    $   703,255      $   406,189     $    (2,100)  $ 3,610,612    $  5,085,564
                                          ============   ============     ============    ============  ============   ============


See summary of significant assumptions.

                          LIGHTTOUCH VEIN & LASER, INC.

              Unaudited Pro Forma Combined Statements of Operations

                         Six Months Ended June 30, 2000

                                                          LightTouch      LightTouch
                                           LightTouch    Vein & Laser        Vein
                                              Vein          of South       & Laser of                    Pro Forma      Pro Forma
                                          & Laser, Inc.  Carolina, Inc.  Lexington, Inc.  Eliminations  Adjustments      Combined
                                          -------------  --------------  ---------------  ------------  ------------    -----------
Net sales:
  Cosmetic laser services                 $   580,140    $   198,670      $       -       $       -     $       -      $    778,810
  Laser sales and service                      77,329            -                -               -             -            77,329
  Dermatology and skin services                   -              -            508,795             -             -           508,795
  Weight control services                         -              -             66,561             -             -            66,561
                                          ------------   ------------     ------------    ------------  ------------   -------------
                                              657,469        198,670          575,356             -             -         1,431,495

Cost of sales                                 316,956         92,806          357,119             -             -           766,881

General and administrative                  1,029,425        177,810          193,150             -         177,548 (a)   1,577,933
                                                                                                                    (c)
                                          ------------   ------------     ------------    ------------  ------------   -------------
    Income (loss) from operations            (688,912)       (71,946)          25,087             -        (177,548)       (913,319)

Other income (expense) - net                    4,067         57,719              (18)            -             -            61,768

Interest expense                               (2,603)       (16,049)         (23,457)            -         (29,526)(b)     (71,635)
                                                                                                                    (d)
                                          ------------   ------------     ------------    ------------  ------------   -------------
    Income (loss) before provision
      for income tax                         (687,448)       (30,276)           1,612             -        (207,074)       (923,186)

Provision for income tax                          -              -                -               -             -               -
                                          ------------   ------------     ------------    ------------  ------------   -------------
    Net income (loss)                     $  (687,448)   $   (30,276)     $     1,612     $       -     $  (207,074)       (923,186)
                                          ============   ============     ============    ============  ============

Pro forma adjustment to compensation expense (South Carolina):
  Officer/doctor salary                                                                                                     (43,750)
  Related income taxes                                                                                                          -
                                                                                                                       -------------
Pro forma net loss after increase in salary                                                                            $   (966,936)
                                                                                                                       =============
Earnings per common share - net income:
  Basic                                                                                                                $      (0.12)
                                                                                                                       =============
  Diluted                                                                                                              $      (0.12)
                                                                                                                       =============

Earnings per common share - after pro forma adjustment:
  Basic                                                                                                                $      (0.15)
                                                                                                                       =============
  Diluted                                                                                                              $      (0.15)
                                                                                                                       =============


See summary of significant assumptions.

                          LIGHTTOUCH VEIN & LASER, INC.

              Unaudited Pro Forma Combined Statements of Operations

                          Year Ended December 31, 1999

                                                          LightTouch      LightTouch
                                           LightTouch    Vein & Laser        Vein
                                              Vein          of South       & Laser of     Pro Forma           Pro Forma
                                          & Laser, Inc.  Carolina, Inc.  Lexington, Inc.  Adjustments          Combined
                                          -------------  --------------  ---------------  -----------        -----------
Net sales:
  Cosmetic laser services                 $ 1,982,113    $ 1,269,673      $       -       $       -          $ 3,251,786
  Laser sales and service                     407,847            -                -               -              407,847
  Dermatology and surgery service                 -              -            740,498             -              740,498
  Weight control services                         -              -            109,013             -              109,013
                                          ------------   ------------     ------------    ------------       ------------
                                            2,389,960      1,269,673          849,511             -            4,509,144

Cost of sales                               1,644,122        243,852          561,343             -            2,449,317

General and administrative                  1,023,599        685,437          291,846         363,708 (a)(c)   2,364,590
                                          ------------   ------------     ------------    ------------       ------------
    Income (loss) from operations            (277,761)       340,384           (3,678)       (363,708)          (304,763)

Other income (expense) - net                    8,080          5,814            8,046             -               21,940

Interest expense                              (81,596)       (17,949)         (41,068)        (97,212)(b)(d)    (237,825)
                                          ------------   ------------     ------------    ------------       ------------
    Income (loss) before provision
      for income tax                         (351,277)       328,249          (36,700)       (460,920)          (520,648)

Provision for income tax                          -              -                -               -             (215,885)
                                          ------------   ------------     ------------    ------------       ------------
    Net income (loss)                     $  (351,277)   $   328,249      $   (36,700)    $  (460,920)          (736,533)
                                          ============   ============     ============    ============

Pro forma adjustment to compensation expense (South Carolina):
  Officer/doctor salary                                                                                         (175,000)
  Related income taxes                                                                                               -
                                                                                                             ------------
Pro forma net loss after increase in salary                                                                  $  (911,533)
                                                                                                             ============
Earnings per common share - net loss:
  Basic                                                                                                      $     (0.11)
                                                                                                             ============
  Diluted                                                                                                    $     (0.11)
                                                                                                             ============
Earnings (loss) per common share - after pro forma adjustment:
  Basic                                                                                                      $     (0.14)
                                                                                                             ============
  Diluted                                                                                                    $     (0.14)
                                                                                                             ============



See summary of significant assumptions.

                          LIGHTTOUCH VEIN & LASER, INC.
                                AND SUBSIDIARIES

                       Summary of Significant Assumptions

1.       DESCRIPTION OF TRANSACTIONS

              CHARLESTON

              On March 29, 2000, LightTouch Vein & Laser, Inc. ("the Company"), through its wholly-owned subsidiary LightTouch Vein & Laser of South Carolina, Inc. ("LTVLSC"), acquired substantially all of the assets, and assumed certain liabilities, of a cosmetic surgery center known as Charleston Dermatology and Cosmetic Surgery Center.

              The aggregate purchase price of the assets is $700,000, which consists of a promissory note payable to the seller in the sum of $700,000, secured by said assets. The note is payable in two (2) installments of principal, without interest. If the business maintains a cash flow of not less than $400,000 for the period beginning April 1, 2000 and ending March 31, 2001, the Company shall pay the seller principal as follows: (i) the first installment of principal in the amount of $200,000 on or before twelve (12) months from the closing date; and (ii) the second installment of principal in the amount of $500,000 on or before the date which is twenty-four (24) months from the closing date. If the cash flow for the above stated period is less than $400,000, then the principal repayment dates under the note shall automatically be extended for successive twelve (12) and twenty-four (24) month periods, without interest, until the required cash flow is attained with a fiscal year.

              LTVLSC entered into an employment contract with Harley F. Freiberger, M.D. ("Seller"), as Medical Director on March 29, 2000. Seller shall earn and is entitled to receive all of the first $40,000 of the cash flow received by LTVLSC each and every month for the first twenty-four (24) months, or for such longer period if the promissory note has not been paid in full. All of the cash flow received by LTVLSC above $40,000 per month up to $55,000 per month during such period shall be retained by LTVLSC. LTVLSC and the Seller on a 50/50 basis shall share cash flow in excess of $55,000 per month. After the initial twenty-four (24) month period, or such longer period as noted above, the Seller shall be paid a guaranteed minimum annual salary of $175,000, plus 50% of all of the cash flow of LTVLSC for a term and with additional benefits to be determined by LTVLSC and the Seller.

              The Pro Forma financial statements only reflect the guaranteed minimum salary of $175,000 and do not reflect payments of any contingent cash flow. If the operations of LTVLSC achieve certain levels of cash flow, it is possible that compensation in excess of $175,000 per year would be paid under the employment agreement.

              Simultaneously, the Company entered into a National Medical Director Agreement with the Seller to serve as the National Medical Director on behalf of the Company and all of its Centers. As compensation for the performance as Medical Director, the Company transferred 447,205 shares of its common stock having a value of $1,800,000 based upon the average closing price of the Company's common shares for the five trading days immediately prior to March 29, 2000. In addition, the Company transferred 124,224 shares of its common stock to the Seller, having a value of $500,000, as a bonus for entering into this agreement and agreeing to perform the duties of National Medical Director. Both awards of stock vest over the year ended April 1, 2001.

              The  National  Medical  Agreement  shall  continue for a period of twelve (12) months ending on April 1, 2001 unless sooner terminated. Thereafter, the agreement automatically continues in effect for additional terms of five (5) years each, unless either party notifies the other, not less than six (6) months or more than twelve (12) months, of its intent to terminate the agreement.

              The Pro Forma financial statements for the year ended December 31, 1999 do not reflect the expense associated with the approximately $2,300,000 of compensation noted above for the performance of duties as a National Medical Director. These duties do not directly relate to activities of historical operations, but instead relate to future development activities of the Company. Accordingly, the Pro Forma financial statements for the six months ended June 30, 2000 includes $575,000 of expense recognized for the quarter ended June 30, 2000.

              Immediately upon consummation of the transaction, Charleston Dermatology and Cosmetic Surgery Center began doing business as LightTouch Vein & Laser of South Carolina, Inc.

              BLUEGRASS

              On June 8, 2000, LightTouch Vein & Laser, Inc. ("the Company"), through its wholly-owned subsidiary LightTouch Vein & Laser of Lexington, Inc. ("LTVLL"), acquired substantially all of the assets, and assumed certain liabilities, of a dermatology and skin surgery center known as Bluegrass Dermatology and Skin Surgery Center PSC and a related company, Center for Weight Control, PSC.

              The aggregate purchase price of the assets is $3,559,468, which consists of a promissory note payable by LTVLL to the seller, net of the assumption of certain notes payable to PNC Bank, in the sum of $559,468, without interest and secured by said assets, and 1 million shares of common stock in LTVL valued at $3 per share at June 8, 2000.

              The principal balance of the note is due and payable when LTVLL has a achieved a positive cash flow (as defined in the promissory note) of $600,000 for two (2) consecutive twelve (12) month periods after the closing date of the transaction. In the event cash flow of $600,000 is not achieved during the immediately preceding twelve month period, then cash flow shall thereafter be computed every third month thereafter until cash flow of $600,000 has been achieved for a second twelve consecutive month period, at which time the note is due and payable in full.

              In addition, the principal is reduced by principal payments made by LTVLL, on behalf of the sellers, to PNC Bank under existing notes payable assumed by LTVLL. The approximate aggregate amount of these bank notes was $447,000 at June 8, 2000. Monthly installments of principal and interest total $7,227 and the notes mature at various times through February 2004.

              The seller has the option of converting all or any portion of the amount due into common stock of LTVL. The maximum number of shares into which the note may be converted is equal to the amount due divided by four (4) multiplied by 125%.

              Simultaneously, LTVLL entered into a Medical Director and Administrative Services agreement with John L. Buker, M.D. ("Seller"). For the services of Physician and Medical Director, the seller will receive compensation of $600,000 each and every twelve month period beginning June 8, 2000 and continuing until the later of (i) June 8, 2002, or (ii) the $1 million promissory note above has been paid in full. Seller is required to compensate two other physicians presently employed at the Center using a portion of the $600,000.

              Additionally Seller and LTVLL will share all of the cash flow received by LTVLL above $600,000, during each twelve-month period this agreement is in effect, on a 50/50 basis. Upon the last to occur of (i) payment of the promissory note in full, or (ii) June 8, 2002, the annual base compensation to Seller shall be reduced to $300,000, plus 35% of all cash flow, with no minimum cash flow requirement. Seller shall be required to continue to compensate the other physicians out of the total payments.

              The Pro Forma financial statements and do not reflect payments of any contingent cash flow. If the operations of LTVLL achieve certain levels of cash flow, it is possible that compensation in excess of historical amounts per year would be paid under the employment agreement.

              Immediately upon consummation of the transaction, Bluegrass Dermatology and Skin Surgery Center and Center for Weight Control, collectively, will do business as LightTouch Vein & Laser of Lexington, Inc.

2.       BASIS OF PRESENTATION

         The accompanying pro forma combined statements of operations are presented for the year ended December 31, 1999 and the interim six-month period ended June 30, 2000. It is based upon historical results of the combining entities, LightTouch Vein & Laser, Inc., Charleston Dermatology and Cosmetic Surgery Center and Bluegrass Dermatology and Skin Surgery Center PSC and Center for Weight Control PSC for the twelve months ending December 31, 1999 and the six months ending June 30, 2000. It has been computed assuming the transaction was consummated at the beginning of each period presented, and includes all adjustments which give effect to events that are directly attributable to the transaction, are factually supportable, and are expected to have a continuing impact on the Company.

         The pro forma combined balance sheet is presented as of June 30, 2000. It is based upon the historical financial position of the combining entities at the respective dates. It has been computed assuming the transaction was consummated on June 30, 2000 and includes adjustments that give effect to events that are directly attributable to the transaction and are factually supportable.

3.       BALANCE SHEET ADJUSTMENTS

              BLUEGRASS

              (a) The estimated purchase price and preliminary adjustments to historical book value of LightTouch Vein & Laser of Lexington, Inc. as a result of the Bluegrass Dermatology and Skin Surgery Center and Center for Weight Control transactions is as follows:

                  Purchase price:
                      Estimated value of note payable issued, net                 $   506,437
                      Fair value of common stock issued                             3,000,000
                      Book value of assets acquired                                   226,414
                                                                                  -----------
                      Purchase price in excess of net assets acquired             $ 3,732,851
                                                                                  ===========

              Preliminary allocation of purchase price in excess of net assets acquired:

                      Increase in property and equipment to
                          estimated fair value                                    $    72,847
                      Estimated goodwill                                            3,324,504
                      Estimated value of patient lists                                335,500
                                                                                  -----------
                      Purchase price in excess of net assets acquired             $ 3,732,851
                                                                                  ===========

(b)      Reflects the source of funds for the Bluegrass transaction as follows:

                      Note payable to Seller, without interest                    $   559,468
                      Discount to present value @ 10%                                 (53,031)
                                                                                  ------------
                                                                                      506,437
                      Fair value of common stock issued                             3,000,000
                                                                                  ------------
                                                                                  $ 3,506,437
                                                                                  ============

(c) The adjustment to retained earnings as a result of the Bluegrass and Weight Control transaction is as follows:

                      Retained earnings:
                      Elimination of pre-business
                          accumulated deficit                                     $   104,175
                                                                                  ============


         The fair value of the common stock issued was based on the quoted market value of LTVL stock at the date of the transaction. The stock is a thinly traded security; therefore, the quoted market value is subject to the limitations common to thinly traded securities.

4.       STATEMENT OF OPERATIONS ADJUSTMENTS

              CHARLESTON

              (a) The acquisition of Charleston was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of Charleston based upon their respective fair values as of the closing date based upon valuations and other studies that are not yet finalized. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

              The following presents the effect of the purchase adjustments and adjustments to reflect adoption of the Company's accounting policies on the Pro Forma Statement of Operations:

                                                              Year Ended              Six Months Ended
                                                           DECEMBER 31, 1999           JUNE 30, 2000
                                                           -----------------           -------------
                                                               G & A                        G & A
                  Depreciation                                $ 18,591                   $  15,442
                  Amortization of intangibles
                      and goodwill                              41,815                      10,454
                                                              ---------                 ----------
                                                              $ 60,406                  $   25,896
                                                              =========                 ==========

              The adjustments for estimated pro forma depreciation and amortization of intangible assets and goodwill are based on their estimated fair values. Property, plant and equipment are being depreciated over estimated useful lives, primarily 5-7 years. Patient lists are being amortized over their estimated useful lives, not to exceed 5 years, using the straight-line method. Goodwill is being amortized over 15 years using the straight-line method.

              (b) Reflects interest expense on acquisition debt using an imputed rate of 10% per annum.

              BLUEGRASS

              (c) The acquisition of Bluegrass and Weight Control was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of the target based upon their respective fair values as of the closing date based upon valuations and other studies that are not yet finalized. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. The following presents the effect of the purchase adjustments and adjustments to reflect adoption of the Company's accounting policies on the Pro Forma Statement of
              Operations:

                                                              Year Ended              Six Months Ended
                                                           DECEMBER 31, 1999           JUNE 30, 2000
                                                           -----------------           -------------
                                                               G & A                       G & A

                 Depreciation                                $ 14,569                     $  7,285
                  Amortization of intangibles
                      and goodwill                            288,733                      144,367
                                                             ---------                    ---------
                                                             $303,302                     $151,652
                                                             =========                    =========


              The adjustments for estimated pro forma depreciation and amortization of intangible assets and goodwill are based on their estimated fair values. Property, plant and equipment are being depreciated over estimated useful lives, primarily 5-7 years. Patient lists are being amortized over their estimated useful lives, not to exceed 5 years. Goodwill is being amortized over 15 years.

              (d) Reflects interest expense on acquisition debt using an imputed rate of 10% per annum.

5.       SUPPLEMENTAL PRO FORMA ADJUSTMENT

         A supplemental pro forma adjustment has been made for the Charleston transaction to reflect the minimum guaranteed salary to be paid to the Seller, as a result of the employment agreement outlined in Note 1. Historically, no compensation was recognized for similar services provided by the Seller since the acquired entity was a proprietorship. The duties and responsibilities of the seller, as an employee, will not be diminished or cause other costs to be incurred relating to LTVLL.

6.       INTANGIBLE ASSETS

         The acquisition of Bluegrass resulted in a significant amount of goodwill recorded on the financial statements. Management must continually assess the carrying value of all assets, including goodwill, for impairment. Should conditions in the future require an impairment reserve, a charge to earnings would be required to reflect this assessment.